                                                              Exhibit 99.B(7)(c)

              AMENDMENT TO THE SECURITIES LENDING AGENCY AGREEMENT
                          DATED MARCH 23, 2003 BETWEEN
              JEFFERSON PILOT VARIABLE FUND, INC. AND CITIBANK N.A.

This Amendment is entered into this JANUARY 31, 2005 by and between Jefferson Pilot Variable Fund, Inc. ("Lender") and Citibank, N.A. ("Agent") and amends the terms and conditions of the Securities Lending Agency Agreement between Lender and Agent, dated March 23, 2003 (the "Agreement").

The terms and conditions contained in this Amendment shall be deemed a part of the Agreement, and to the extent these terms and conditions conflict with those in the Agreement, the terms and conditions set forth in this Amendment shall govern. Except as otherwise expressly provided in this Amendment, the defined terms used in this Amendment shall have the same meanings as the defined terms set forth in the Agreement.

Pursuant to section 14.a. of the Agreement, the parties hereby amend the Agreement as follows:

     1. Section 8.a. of the Agreement, entitled Securities Lending Fees, shall be omitted, and replaced with the following:

          a. IN CONSIDERATION OF THE SERVICES PROVIDED HEREUNDER THE LENDER AGREES TO PAY TO THE AGENT AN AMOUNT EQUAL TO 20% OF THE INVESTMENT INCOME (NET OF REBATES) ON CASH COLLATERAL DELIVERED TO THE AGENT ON LENDER'S BEHALF IN RESPECT OF ANY LOANS BY THE APPROVED BORROWERS, AS WELL AS REASONABLE FEES PAID IN CONNECTION WITH TRANSACTIONS FOR WHICH NON-CASH COLLATERAL IS PROVIDED BY APPROVED BORROWERS.

     2. The following language should be added to the end of Section 10.a. of the Agreement:

          "THE LENDER SPECIFICALLY AUTHORIZES AGENT TO DISCLOSE CERTAIN INFORMATION TO BORROWERS REGARDING LENDER OR ANY DESIGNATED ACCOUNT AND ITS AND THEIR ASSETS AS THOSE BORROWERS ARE REQUIRED TO OBTAIN PURSUANT TO APPLICABLE LAW, RULE OR REGULATION, OR AS DEEMED NECESSARY IN CONNECTION WITH THE CONSUMMATION OR MAINTENANCE OF ANY LOANS."

     3.   A new Section 3.f. shall be added to the Agreement as follows:

          "BOTH PARTIES AGREE THAT THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3 SHALL BE ONGOING IN NATURE AND SHALL CONTINUE THROUGHOUT THE TERM OF THIS AGREEMENT. AS SUCH, IN THE EVENT EITHER PARTY BECOMES AWARE THAT ANY REPRESENTATION OR WARRANTY IS NO LONGER VALID OR TRUE, THAT PARTY WILL GIVE IMMEDIATE NOTICE TO THE OTHER."

     4. Section 11 of the Agreement shall be omitted, and replaced with the following:

          "NOTICE OF SALE OR REORGANIZATION. THE LENDER AGREES TO GIVE PROMPT NOTICE, AND TO CAUSE ANY OF THE INVESTMENT MANAGERS AND/OR ADVISORS WITH ACCESS TO THE DESIGNATED ACCOUNTS TO GIVE PROMPT NOTICE, TO THE AGENT OF: (i) ANY SECURITIES IN THE DESIGNATED ACCOUNTS IT OR THEY, AS APPLICABLE, SHALL OR HAVE SOLD; OR (ii) A CHANGE IN OWNERSHIP OF ANY OF THE DESIGNATED ACCOUNTS, OR ASSETS CONTAINED THEREIN, INCLUDING WITHOUT LIMITATION THE SECURITIES. THE LENDER UNDERSTANDS THAT THE AGENT SHALL HAVE NO LIABILITY AS A RESULT OF THE FAILURE OF THE LENDER AND/OR ITS INVESTMENT MANAGERS/ADVISORS TO GIVE SUFFICIENT NOTICE UNDER THIS SECTION 11, WHETHER TO PROVIDE FOR THE RECALL OF SUCH SECURITIES IN ACCORDANCE WITH THE TERMS OF THE LENDING AGREEMENTS OR OTHERWISE."

No other terms of the Agreement are amended at this time.

IN WITNESS WHEREOF, the parties hereto have caused duly authorized representatives of their respective companies to execute this Amendment on the date or dates set forth below.

CITIBANK, N.A.


By: /s/ Patrick Avitabile
    ------------------------------

Name:  Patrick Avitabile

Title: Managing Director

Date:  2/2/06

JEFFERSON PILOT VARIABLE FUND, INC.,
LENDER

By:   /s/ John A. Weston
      ----------------------------

Name: John A. Weston

Title: Treasurer

Date: 1/31/06

                                                                       Exhibit A
                                                       To the Securities Lending
                                                                Agency Agreement

                          SECURITIES LENDING BORROWERS

LENDER: JEFFERSON PILOT VARIABLE FUND. INC. ("LENDER")

Abbey National Securities Inc.                             HSBC Securities (USA) Inc.
ABN AMRO Inc.                                              ING Financial Markets LLC
     ( Merged with ABN AMRO Securities LLC)                     (Former: ING Barings Corp. )
Alpine Associates, L.P. (Former: Alpine Associates)        Jefferies & Co., Inc.
Amaranth Securities LLC                                    Janney Montgomery Scott LLC
*Banc of America Securities L.L.C.                         JPMorgan Chase Bank
     (Former: NationsBanc Montgomery Securities, L.L.C.)        ( Former: The Chase Manhattan Bank)
BANCA IMI SECURITIES CORP.                                 J. P. Morgan Securities, Inc.
                                                                (merged with Chase Securities Inc.)
Bank of Montreal                                           Lehman Brothers, Inc.
Bear, Stearns & Co., Inc.                                  MAPLE SECURITIES U.S.A. INC.
BEAR STEARNS INTERNATIONAL LTD.                            Millenco, LP
Bear Stearns Securities Corporation                        Merrill Lynch Government Securities, Inc.
BNP Paribas Securities Corp.                               Merrill Lynch, Pierce, Fenner and Smith, Inc.
Barclays Capital Inc.                                      Mizuho Securities USA Inc. (Former: Fuji Securities, Inc.)
Cantor Fitzgerald & Co.                                    Morgan Stanley & Co. Incorporated
CIBC World Markets Corp.                                   MS Securities Services, Inc.
     (Former: CIBC Oppenheimer Corp.)
Citadel Trading Group L.L.C.                               National Financial Services LLC
                                                                (Former: National Financial Services Corp.)
Citigroup Global Markets Inc.                              Nomura Securities International, Inc.
     (Former: Salomon Smith Barney Inc.
          --Affiliate of Citigroup, Inc.)
Citigroup Global Markets Limited                           Paloma Securities LLC
     (Former: Salomon Brothers International Ltd. )
          (Affiliate of Citigroup, Inc.)
Countrywide Securities Corp.                               Raymond James & Associates, Inc.
Calyon Securities (USA) Inc.                               RBC Capital Markets Corporation
     (Former: Credit Lyonnais Sec. (U.S.A.) Inc. )              (Former: RBC Dominion Securities Corp. )
**Credit Suisse First Boston LLC                           SG Americas Securities, LLC
     (Former :Credit Suisse First Boston Corporation)           (NOTE: MSLA Assigned by SG Cowen Securities Corp.)
Daiwa Securities America, Inc.                             Societe Generale, New York Branch
Deutsche Bank Securities Inc.                              Southwest Securities Inc.
     (Former: Deutsche Banc Alex. Brown Inc.)                   (Former: SWS Securities Inc.)
Dresdner Bank, A.G.                                        State Street Bank & Trust Co.
DRESDNER KIEINWORT WASSERSTEIN LLC
 (FORMER: DRESDNER KIEINWORT BENSON NORTH AMERICA LLC)
Fimat USA, Inc.                                            Swiss American Securities Inc.
First Clearing, LLC                                        UBS Financial Services Inc.
     (Affiliate of Wachovia Securities LLC)                     (Assigned MSLA to UBS Securities LLC as of 04/30/04)
                                                                (Former: UBS PaineWebber Inc. --
Fortis Securities LLC                                         -Former: Paine Webber, Incorporated - subsidiary of UBS AG
     (Former: Fortis Investment Services L.L.C. )          UBS Securities LLC
Goldman, Sachs & Co.                                            (Former: UBS Warburg LLC -- Former: Warburg Dillon Realty
                                                           Wachovia Bank, National Association
Greenwich Capital Markets, Inc.                                      (Former: First Union National Bank)
                                                           Wachovia Capital Markets, LLC
                                                                (Former: Wachovia Securities Incorporated)

Harris Nesbitt Corp.                                       WACHOVIA SECURITIES LLC
     (Former: BMO Nesbitt Burns Corp.                      (FORMER: WACHOVIA SECURITIES INCORPORATED AND PRUDENTIAL SECURITIES
          - Former: Nesbitt Burns Securities Inc.)         INCORPORATED )( FORMER: FIRST UNION SECURITIES INCORPORATED
HBK Global Securities L.P.                                 Zions First National Bank

  * THIS BORROWER IS NOT APPROVED FOR THE FOLLOWING PORTFOLIO:

          ACCOUNT NAME                               ACCOUNT NUMBER
          JPVF INTERNATIONAL EQUITY                  847864/608428107

  ** THIS BORROWER IS NOT APPROVED FOR THE FOLLOWING PORTFOLIO:

          ACCOUNT NAME                               ACCOUNT NUMBER
          JPVF VALUE                                 847127 / 608494894


IN CONNECTION WITH LOANS OF SECURITIES AND REVERSE REPURCHASE TRANSACTIONS (IF PREVIOUSLY APPROVED AS INVESTMENT VEHICLE FOR SECURITIES LENDING CASH COLLATERAL) WITHIN THE TERMS OF THE SECURITIES LENDING PROGRAM, WE AUTHORIZE THE USE OF THE FOLLOWING ENTITIES AS THIRD PARTY CUSTODIANS OF (a) COLLATERAL FOR SECURITIES LENT UNDER THE SECURITIES LENDING PROGRAM, AND (b) SECURITIES PURCHASED UNDER REPURCHASE TRANSACTIONS (IF PREVIOUSLY APPROVED) AND CASH COLLATERAL REMITTED FOR SUCH PURCHASES: THE BANK OF NEW YORK AND JPMORGAN CHASE BANK. WE FURTHER AUTHORIZE CITIBANK, N.A. AS OUR AGENT TO ENTER INTO THE NECESSARY AGREEMENTS TO EFFECTUATE THE FOREGOING.


JEFFERSON PILOT VARIABLE FUND, INC.,
LENDER


BY:  /s/ John A. Weston
   ---------------------------------


NAME: JOHN A. WESTON


TITLE: TREASURER


DATE:            1/31/06
     -------------------------------

                                                                       Exhibit B
                                                       To the Securities Lending
                                                                Agency Agreement

          INVESTMENT GUIDELINES FOR SECURITIES LENDING CASH COLLATERAL
                     FOR JEFFERSON PILOT VARIABLE FUND. INC.

PORTFOLIO GUIDELINES:

-    Minimum of 60% of investments in the overnight market, best efforts basis.
- Weighted-average portfolio maturity (weighted-average maturity is defined as the period between coupon reset dates) cannot exceed 30 days.
- Maximum reset on floating rate coupon investments cannot exceed 90 days. Final maturities on floating rate investments cannot exceed 3 years.
-    Final maturity of fixed coupon investments cannot exceed 90 days.
- Long-term senior unsecured debt ratings of all issuers must be mid-A or higher by S&P and Moody's.
-    Derivative securities are prohibited.
-    All U.S. dollar investments.

INDIVIDUAL INVESTMENT GUIDELINES:

The following securities will be permitted for the reinvestment of the cash collateral proceeds with restrictions as reflected.

COMMERCIAL PAPER AND SHORT-TERM CORPORATE BONDS

  - Floating rate - Maximum 90 day coupon reset. The base rate can be either LIBOR, Fed Funds or Prime. Final maturity of no greater than 3 years.
  -  Fixed rate-final maturity no greater than 90 days.

Only Al/Pl rated issues. Domestic and taxable issues only. No municipalities. Short-term corporate bonds cannot be more than 10% of the total portfolio. Maintain exposure limit of $20 million per issuer.

REPURCHASE AGREEMENTS

  -  The following collateral is approved:
     U.S. Government and Government Agency Obligations.
     CMO's/MBS' that are rated AAA by Moody's and S&P. Minimum 2% haircut on collateral for overnight Repos and a minimum 4% haircut on Repos longer than overnight. Al/Pl Commercial Paper. Minimum 2% haircut.

  -  Maximum final maturity of 90 days.

Collateral must be marked to market daily, with margin calls when necessary. Approved counterparties are attached as Exhibit B.

TIME DEPOSITS

     -    Maximum maturity of one week.
     - Deposits will be permitted in domestic banks with operating company senior unsecured debt ratings of mid-A or higher by S&P or Moody's. Deposits in branches of foreign banks will be allowed from a list of approved names (Exhibit A). No more than $5 million per issuer.

CERTIFICATES OF DEPOSIT

  - Floating rate - Maximum 90 day coupon reset. The base rate can be either LIBOR, Fed Funds or Prime. Final maturity of no greater than 3 years.
  -  Fixed rate - final maturity no greater than 90 days.

Domestic banks rated mid-A or higher by Moody's or S&P. Yankee CD purchases will be permitted from a list of approved bank names. This list is attached for reference (Exhibit A). Maintain exposure limit of $10 million per issuer.

MONEY MARKET FUNDS AND OTHER REINVESTMENT VEHICLES:

  -  Authorized to purchase shares in the following funds:
     Dreyfus Cash Management Plus
     Dreyfus Cash Management
     Dreyfus Government Cash Management
     Dreyfus Treasury Prime Cash Management
     Merrimac Funds
     Janus Money Market Fund
     Janus Government Money Market Fund
     Landmark Institutional Liquid Reserves
     Landmark Institutional U.S. Treasury Reserves
     CITIBANK INVESTORS PRINCIPAL PRESERVATION TRUST

U.S. GOVERNMENT AND AGENCY OBLIGATIONS

  - Floating rate - Maximum 90 day coupon reset. The base rate can be either LIBOR, Fed Funds or Prime. Final Maturity of no greater than 3 years.
  -  Fixed rate - final maturity no greater than 90 days.

JEFFERSON PILOT VARIABLE FUND, INC.,
LENDER

By:               /s/ John A. Weston
               ------------------------------
               Name: John A. Weston
               Title: Treasurer

Date:             1/31/06
               ------------------------------

                                                                       Exhibit C
                                                       to the Securities Lending
                                                                Agency Agreement

                                   SCHEDULE I
                   to the Securities Lending Agency Agreement,
                        Between CITIBANK, N.A., As Agent
               and JEFFERSON PILOT VARIABLE FUND, INC. ("Lender")

IDENTIFY ACCOUNTS FROM WHICH LOANS SHALL BE MADE (THE "DESIGNATED ACCOUNTS") BY INITIALING EITHER (A) OR (B) AND COMPLETING THE NECESSARY INFORMATION.

/ /  A.   ALL CITIBANK, N.A. CUSTODY ACCOUNTS

/X/  B.   CUSTODY ACCOUNTS LISTED BELOW:

          ACCOUNT NAME               ACCOUNT NUMBER
          ------------               --------------
          S&P 500 Index              849292

          World Growth               846097 / 846097000

          Strategic Growth           847469/608069379

          Growth                     847866

          Intl. Equity               847864/608428107

          Small Company              846100

          Value                      847127/608494894

          Capital Growth             847128/847128000

          Balanced                   847129/847129000

          High Yield                 847865/608523975

          Midcap Value               849497/610103128

          Midcap Growth              849498

          Small Cap Value            849499

CITIBANK, N.A., AGENT                JEFFERSON PILOT VARIABLE FUND, INC., LENDER

By:    /s/ Patrick Avitabile         By:     /s/ John A. Weston
       ---------------------                 -------------------------
       Name:                                 Name:  John A. Weston
       Title:                                Title: Treasurer


Dated as of:  ______________

Citibank, N.A.
111 Wall Street
15th Floor
New York, NY 10005
Attention: Barry Winter

Re:  CASH INVESTMENT PRINCIPAL PRESERVATION TRUST (THE "TRUST")

Dear Mr. Winter:

By this letter ("LETTER OF AUTHORIZATION"), the undersigned entity ("PURCHASER") authorizes Citibank, N.A. ("CNA"), to make investments in and redemptions from the Trust on behalf, and for the account and risk of Purchaser, at the sole and absolute discretion of CNA.

In granting this authority:

     1. Purchaser acknowledges receipt and review of the Private Placement Memorandum attached to this letter as Exhibit 1 and the Schedules thereto, including the Investor Certification and Subscription Agreement and Part II of the Form ADV of AIM Advisors, Inc., investment adviser of the Trust (the "PPM"). Purchaser understands that no person has been authorized to give any information or to make any representation concerning the Trust other than as contained in the PPM. Purchaser represents and warrants that: (i) it has received all additional information considered by it to be necessary to verify the accuracy of or to supplement the information in the PPM; (ii) any such other information or representation, if given or made, has not and will not be relied upon as having been authorized by the Trust; and
          (iii) Purchaser's decision to grant this authorization to invest is based solely on the information contained in the PPM.

     2. In connection with the investment in the Trust, Purchaser authorizes CNA to execute and deliver to the Trust an Investor Certification and Subscription Agreement, which is attached as Schedule 2 to the PPM. Purchaser understands that the information it has provided to CNA in its capacity as a customer of CNA will be relied upon by CNA and used in the completion and execution of the Investor Certification and Subscription Agreement. Purchaser represents and warrants that that information is true and correct. Purchaser agrees to abide by all of the representations, warranties, covenants and agreements contained in the Investor Certification and Subscription Agreement that CNA will execute for it. Purchaser agrees to provide CNA with any additional information that may be necessary to complete the Investor Certification and Subscription Agreement or to verify any information previously provided to CNA.

     3. Purchaser understands that interests of the Trust are not being registered under the Securities Act of 1933, as amended ("SECURITIES ACT") and the Trust is not being registered under the Investment Company Act of 1940, as amended (" 1940 ACT"). Purchaser represents and warrants that it is an "accredited investor" as defined in rule 501(a) under the Securities Act, and is a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act, and a "qualified client" as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended, and is not a "benefit plan investor" as described in 29 C.F.R. Section 2510.3-101(f)(2) issued by the United States Department of Labor for purposes of the Employee Retirement Income Security Act (ERISA). Purchaser represents and warrants that it is a "U.S. person" as defined in the United States Internal Revenue Code, at Title 26 of the U.S. Code.

     4. Purchaser authorizes CNA to make additional investments in and redemptions from the Trust, from time to time, and agrees that it will be deemed to have reaffirmed all of the representations, warranties, covenants, and agreements contained in the Investor Certification and Subscription Agreement as of the time of each additional investment in the Trust.

     5. Purchaser understands that CNA will have the authority on behalf of Purchaser to, among other things, determine when to invest in and redeem from the Trust. CNA will have certain potential conflicts of interest when determining when to invest in and redeem from the Trust on behalf of Purchaser, and when to instead invest Purchaser's money in another cash management vehicle or strategy. Among other potential conflicts, CNA and its affiliates will receive certain fees from the Trust. In addition, CNA and its affiliates have an incentive to maintain an adequate level of funds invested in the Trust to maintain the ongoing viability of the Trust. In general, CNA will seek to exercise its discretion to invest Purchaser's assets in the Trust, as opposed to another cash management vehicle or strategy, when CNA determines in good faith that the Trust is an appropriate investment choice for Purchaser, and that the Trust, over time, offers at least as favorable a mix of anticipated investment returns, liquidity, safety and other relevant characteristics as other reasonable alternatives.

     6. Purchaser understands that it will have no voting rights and have no rights to participate in the management of the Trust. In particular, the Purchaser will have no right to remove the Trustee. Amendments to the Declaration of Trust and the statement of the Trust's investment policies and limitations that is contained in the PPM may be made, in most instances, without the approval of the investors.

     7. By executing this Letter of Authorization, Purchaser hereby amends the INVESTMENT GUIDELINES FOR SECURITIES LENDING CASH COLLATERAL attached as Exhibit B to the Securities Lending Agency Agreement between Purchaser and CNA dated March 27, 2003, as amended (the "SLAA") to add the Trust thereto among the securities permitted for the reinvestment of the cash collateral proceeds set forth therein. The parties agree that this Letter of Authorization is a written agreement between the parties, in accordance with the requirements of Section 14.a. of the SLAA and is therefore a valid and binding amendment thereto.

     8. Purchaser represents and warrants that Purchaser has full power and authority to enter into this Letter of Authorization and the Investor Certification and Subscription Agreement. The Letter of Authorization, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

     9. Purchaser authorizes CNA to receive on its behalf all notices sent to Purchaser from the Trust.

     10. Purchaser understands that no public market now exists for interests in the Trust and that it is likely that no public market will ever exist for it.

     11. This Letter of Authorization may be withdrawn at any time, but only by a writing signed by the Purchaser and delivered to the Trust.

     12. Except as set forth herein, this Letter of Authorization shall have no effect on the SLAA, which shall continue in full force and effect. In addition to the terms set forth in this Letter of Authorization, the rights and obligations of Purchaser and CNA shall continue to be governed by the SLAA. However, in the event of a conflict between the terms of this Letter of Authorization and the SLAA as to the Purchaser's investment in the Trust, the terms of this Letter of Authorization shall govern.

     SIGNATURE PAGE FOLLOWS AS PAGE 3

Accepted and Agreed,

Jefferson Pilot Variable Fund, Inc.,
Lender

-------------------------------------------

Signature:
/s/ John A. Weston
-------------------------------------------
By: John A. Weston
Title: Treasurer
-------------------------------------------

Date  1/31/06
-------------------------------------------

                                                                          [LOGO]


                               SECURITIES FINANCE
                                   TAX MATRIX


                 MINIMUM MANUFACTURED DIVIDEND / INTEREST COUPON
                        REQUIREMENTS FOR EQUITIES / DEBT


CLIENT NAME:              JEFFERSON PILOT VARIABLE FUND
DOMICILE:                 UNITED STATES
ENTITY TYPE:              REGULATED INVESTMENT COMPANY
LENDER DOMICILE LETTER    TO BE PROVIDED
(LDL) [Y/N]:
DATE LDL AGREED:

SUMMARY OF MINIMUM MANUFACTURED DIVIDEND REQUIREMENTS
LENDER NAME:     JEFFERSON PILOT VARIABLE FUND

The following Matrix provides the minimum manufactured dividend/interest coupon requirements for the client (including any tax reclaim). The Matrix is based on the assumption that all relevant documentation is in place and where applicable the beneficial owner can benefit from the relevant double tax treaty ('DTT') in place or domestic exemption. For further information, please contact Nicholas Rykers or Nicole North in the Citigroup Corporate Tax Department.

      COUNTRY                             DIVIDENDS      GOV INT       CORP INT
AUSTRALIA (FRANKED)                          100%           90%           90%
AUSTRALIA (UNFRANKED)                         85%           90%           90%
AUSTRIA                                       85%          100%          100%
BELGIUM                                       85%          100%          100%
CANADA                                        85%          100%           90%
DENMARK                                       85%          100%          100%
FINLAND                                       85%          100%          100%
FRANCE                                        85%          100%          100%
GERMANY                                       85%          100%          100%
HONG KONG                                    100%          100%          100%
IRELAND                                      100%          100%          100%
ITALY                                         85%          100%          100%
ITALY (SAVINGS SHARES)                      87.5%          100%          100%
JAPAN (1)                                     93%          100%           90%
KOREA                                       83.5%         86.8%         86.8%
MEXICO                                       100%          100%         95.1%
NETHERLANDS                                   85%          100%          100%
NEW ZEALAND (2)                               85%          100%           98%
PORTUGAL                                      85%          100%          100%
SINGAPORE (3)                                100%           85%           85%
SPAIN                                         85%          100%           90%
SWEDEN                                        85%          100%          100%
SWITZERLAND                                   85%          100%          100%
UNITED KINGDOM (4)                            90%          100%          100%
UNITED STATES                                100%          100%          100%

NOTES TO THE MATRIX

(i) GENERAL ASSUMPTIONS: The following general assumptions are made in respect of the lender of the securities.

(1) Lenders are portfolio investors in equities (which as a general rule, implies a holding of less than 10% of the issued share capital of the investment company);

(2) The lender of securities is able to benefit from the relevant DTT (if available);

(3) The lender of securities has all requisite documentation in place to benefit from both local domestic reductions/exemptions and from all DTT reductions/exemptions (if applicable).

(4) The lender of securities is able to benefit from any domestic or DTT sovereign exemptions that are available.

(ii) COUNTRY SPECIFIC ASSUMPTIONS/NOTES

(1)  JAPAN

     GOVERNMENT INTEREST

     We have assumed the client is entered into the Bank of Japan's "Book Entry System" and is therefore entitled to receive interest gross. Certain documentary requirements must be satisfied.

(2)  NEW ZEALAND

     GOVERNMENT INTEREST

     Tax free interest payments may be made to non-resident investors provided the issuer of the security is an 'approved issuer'. For those securities, the non-resident investor has the option to elect to pay a 2% Approved Issuer Levy (AIL) on the gross interest paid as an alternative to paying to non-resident withholding tax. If the security is a security issued by the New Zealand Government, then the 2% levy will be paid by the New Zealand Government. The effective withholding tax rate on government interest is therefore 0%.

     CORPORATE INTEREST

     The minimum interest coupon required reflects deduction of the 2% AIL (see above).

(3)  SINGAPORE

     DIVIDENDS

     There is no withholding tax on Singapore dividends. Effective 1 January, 2003, Singapore moved from an imputation system ("franking system") to a "one-tier" system in which dividends are subject to a final tax at the corporate level and are exempt from further tax in the hands of resident and non-resident shareholders. A 5-year transition period is allowed until 31 December, 2007, whereby companies can utilise unused franking credits and continue to pay dividends with franking credits attached. When the one tier system is fully adopted, dividends paid to non-residents will not reflect any taxes paid of any kind.

     GOVERNMENT AND CORPORATE INTEREST

     Interest on qualifying debt securities is exempt from withholding tax. Qualifying debt securities are defined as bonds, notes, commercial paper and certificates of deposit which are substantially arranged by any financial institution in Singapore and are issued between 28 February, 1998 and 27 February, 2008.

(4)  UNITED KINGDOM

     DIVIDENDS

     There is no withholding tax on United Kingdom dividends. A tax credit equal to 10% of the sum of the dividend plus the tax credit (or 1/9th of net dividend) applies to all dividends paid. There is no refund of the tax credit available. The above assumes that the securities lender does not control directly or indirectly, at least 10% of the voting power in the company paying the dividends.


JEFFERSON PILOT VARIABLE FUND, INC.,
LENDER

By:      /s/ Alicia DuBois
   ---------------------------
Name: Alicia DuBois
Title: Assistant Treasurer

       DATE:        1/19/06
                ---------------

     IMPORTANT - DISCLAIMER

     The Securities Finance Matrix (the Matrix) and the associated notes have been compiled by the Citigroup Corporate Tax Department. The Matrix and notes are provided as a guide as to the minimum manufactured dividend/interest coupon requirements (as the case may be) for a holder of securities wishing to lend securities to another person (the counter-party). In every case we stress the need for clients to obtain specific tax advice. The information contained herein should under no circumstances be relied upon and readers should not make investment decisions based on the information provided herein. Whilst every effort has been made to independently verify each rate in the Matrix and each statement made in the notes, Citigroup or any of its subsidiaries or affiliates accept no responsibility of the accuracy or completeness of the information contained herein. The Matrix and notes were assembled as at 23 December 2005 and, unless otherwise indicated, are based on information available at that time.